Exhibit 99.1

PeerStream, Inc. Reports Second Quarter 2018

Results Include $2.1 Million Revenue from New Blockchain Business Solutions Offering

NEW YORK, NY / ACCESSWIRE / August 6, 2018 / PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a global internet solutions provider driving adoption of emerging blockchain technologies, today announced financial and operational results for the second quarter of 2018 ended June 30, 2018.

Second Quarter 2018 Financial Highlights:

●	Total revenue of $7.4 million increased 18.5% as compared to the same period last year due to the Company’s new Business Solutions offerings and recognition of revenue from the technology services agreement with ProximaX Limited (“ProximaX”). Revenue generated from technology services totaled $2.1 million in the second quarter.
●	Business Solutions contract prepayments of approximately $6.3MM were booked as deferred technology service revenue on the balance sheet at June 30, 2018, and will be recognized over the term of the contract with ProximaX.
●	Net loss was approximately $1.9 million for the second quarter ended June 30, 2018, as compared to a net loss of approximately $1.5 million for the second quarter ended June 30, 2017. Net loss in the second quarter of 2018 was driven by non-operating losses of approximately $2.0 million from a decrease in the fair value of digital tokens received by the company in connection with the ProximaX technology services agreement.
●	Adjusted EBITDA was approximately $1.0 million for the quarter ended June 30, 2018, a significant increase as compared to an adjusted EBITDA loss of approximately $0.5 million in the comparable period last year.
●	As of June 30, 2018, PeerStream’s cash balances totaled $7.7 million with zero debt, and the value of the Company’s XPX tokens received from ProximaX pursuant to the technology services agreement was $1.4 million.

Second Quarter 2018 Financial Overview (in thousands)

Current quarter compared to same quarter last year:

	Three Months Ended
	June 30,
GAAP Results (unaudited)	2018	2017	Change
Subscription revenue	$4,985	$5,743	(13.2)%
Advertising revenue	$315	$497	(36.6)%
Technology service revenue	$2,092	$-	100%
Total revenues	$7,392	$6,240	18.5%
Net loss	$(1,865)	$(1,485)	25.6%
Net cash (used in) provided by operating activities	$4,305	$(322)	N/A
Financial Metrics (unaudited)
Active subscribers (at period end)	151	173	(12.7)%
Subscription bookings	$4,821	$5,595	(13.8)%
Adjusted EBITDA (a non-GAAP measure)	$1,024	$(516)	N/A

Current year-to-date compared to same period last year:

	Six Months Ended
	June 30,
GAAP Results (unaudited)	2018	2017	Change
Subscription revenue	$10,411	$11,966	(13.0)%
Advertising revenue	$636	$992	(35.9)%
Technology service revenue	$2,092	$-	100%
Total revenues	$13,139	$12,958	1.4%
Net loss	$(2,674)	$(2,523)	6.0%
Net cash (used in) provided by operating activities	$3,762	$621	505.8%
Financial Metrics (unaudited)
Active subscribers (at period end)	151	173	(12.7)%
Subscription bookings	$10,247	$11,738	(12.7)%
Adjusted EBITDA (a non-GAAP measure)	$1,223	$(729)	N/A

During the three months ended June 30, 2018, we executed key components of our objectives:

●	continued development of PeerStream Protocol (“PSP”), an open-source, multimedia delivery protocol that is built on blockchain technology and designed to increase privacy, security, scalability, and cost efficiency for real-time communication applications in such areas as video conferencing, messaging and workforce collaboration, which is on target for beta launches later this year with a full launch expected in 2019;
●	launched PeerStream Business Solutions to provide consulting, services and support related to blockchain technology adoption for corporate clients leveraging the Company’s blockchain technology capabilities and proprietary software in development;
●	strengthened our relationship with ProximaX to become ProximaX’s preferred North American integration partner to expand adoption and integration of its blockchain solution;
●	worked towards launching a beta version of Backchannel, our new secure video messaging service leveraging blockchain technology and its benefits; and
●	broadened the talent on our Blockchain Advisory Board through the appointment of capital markets and blockchain veteran Sheri Kaiserman.

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Alex Harrington, Chief Executive Officer, commented, “The second quarter demonstrated the success of the launch of our Business Solutions Division. As a result of our agreement with ProximaX, we generated approximately $2.1 million of technology services revenue through our Business Solutions division, which drove a significant increase in Adjusted EDITDA profitability. During the second quarter, we strengthened our relationship with ProximaX through our appointment as ProximaX’s preferred North American systems integrator. ProximaX has already begun sharing leads for prospective adopters of its innovative protocol for possible consulting and integration services. We also joined the ProximaX team in showcasing PSP, our decentralized multimedia delivery protocol which we expect to integrate into ProximaX’s blockchain protocol later this year, as an exhibitor at CONSENSUS 2018, one of the leading blockchain technology conferences in the world. PSP remains on target for a beta launch later this year with a full launch expected in the first quarter of 2019. During the quarter, we received our first payment from ProximaX due under our technology services agreement, which consisted of approximately $4.9 million of net cash proceeds and 216 million XPX tokens. In total, the ProximaX technology services agreement is valued at approximately $13.4 million, which we started to recognize in the second quarter.”

“We’re continuing to build the team and processes for PeerStream Business Solutions, which we launched near the end of last quarter. We anticipate building capabilities across key technology disciplines and industry verticals as we ramp up sales and business development capabilities to target enterprise and government clients. We believe that developing a strength in blockchain software development will be a competitive advantage that we expect will generate new revenue streams, including blockchain strategy consulting, implementation and support, as we leverage what we believe to be a tremendous market opportunity to assist others in adopting blockchain to achieve their business goals,” added Mr. Harrington.

2018 Business Objectives:

PeerStream’s business objectives in 2018 include:

●	advancing development of PSP, our multimedia delivery protocol that integrates with blockchain technology;
●	enhancing our PeerStream Business Solutions team and developing its resources and customer pipeline;
●	launching a beta version of Backchannel, our new secure video messaging service leveraging blockchain technology and its benefits;
●	growing our live video streaming entertainment business by increasing the content creator base and monetization for Camfrog Live, and extending this service to users of the Paltalk application;
●	seeking additional partnerships with blockchain-based companies to enhance the breadth of our technology platform and capabilities;
●	exploring strategic opportunities such as business partnerships and merger and acquisition opportunities, as well as strategic alternatives with respect to non-core assets;
●	completing the listing of our common stock on The Nasdaq Capital Market; and
●	continuing to defend our intellectual property.

Jason Katz, Chairman, President and Chief Operating Officer, added, “PeerStream continues to expand its business development efforts and deepen its commitment to blockchain through innovation and partnership. We appointed Sheri Kaiserman to our Blockchain Advisory Board and joined the Chamber of Digital Commerce, the world’s leading trade association representing the digital asset and blockchain industry, to grow our leadership position in the blockchain community and expand our network of relationships.”

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Liquidity and Capital Resources

●	As of June 30, 2018, PeerStream’s cash balances totaled $7.7 million and the value of the digital tokens received from ProximaX was $1.4 million. The digital token value will be marked-to-market at the end of each quarter and are reflected as an asset on our balance sheet.
●	PeerStream continues to be debt free.
●	Management believes the Company has sufficient working capital to fund operations, R&D and organic growth initiatives for the foreseeable future.

Judy Krandel, Chief Financial Officer, commented, “We were pleased to report our first revenue contribution from PeerStream Business Solutions and approximately $1.0 million of positive adjusted EBITDA for the second quarter. Our net loss from operations was driven principally by non-operating expenses resulting from depreciation in the XPX tokens. While we expect the valuation of our XPX tokens will continue to be volatile and cause fluctuations in the calculation of our net income and earnings per share, we believe the tokens have significant value upside potential. With our improving financial strength and growth outlook, we believe that we are well-positioned to capitalize on a large market opportunity in blockchain adoption. We look forward to continuing to discuss our progress in future quarters.”

Second Quarter Conference Call

PeerStream management will host a conference call and live webcast to discuss these results Monday, August 6, 2018 at 9:00am ET. To access the call, please dial 1-866-575-6539 (domestic) or 1-323-994-2082 (international). The conference call will also be webcast live on the Investor Relations section of the PeerStream website http:/www.peerstream.com/events-and-presentations/.

A replay of the webcast will be archived on the Investors section of the PeerStream website beginning shortly after the call. A telephone replay of the call will also be available following the call until August 20, 2018 and may be accessed via telephone by dialing 1-844-512-2921 for the U.S. (or 1-412-317-6671 outside the United States) and entering pass code: 3161890.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a global internet solutions provider pioneering the real-world adoption of emerging blockchain technologies by developing software, services and applications for corporate clients and consumers. The Company’s Business Solutions group is able to provide advisory and implementation services to enterprise clients to help them meet strategic objectives using blockchain technology. PeerStream also will be supporting clients’ transition to blockchain through license of proprietary software such as PSP, a protocol for decentralized multimedia communications and live video streaming currently in development. For nearly twenty years, the Company has built and continues to operate innovative consumer apps, including Paltalk, one of the largest live video social communities, and Backchannel, a blockchain-based secure video messaging app expected to launch in beta form in late 2018. PeerStream has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com.

To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

IR Contact:

IR@peerstream.com

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Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively market and generate revenue from our new business solutions unit; our ability to generate and maintain active subscribers and to maintain engagement with our user base; development and acceptance of blockchain technologies and the continuing growth of the blockchain industry; the intense competition in the industries in which our business operates and our ability to effectively compete with existing competitors and new market entrants; legal and regulatory requirements related to us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency; our ability to develop functional new blockchain-based technologies that will be accepted by the marketplace, including PSP; our ability to obtain additional capital or financing to execute our business plan, including through offerings of debt, equity or initial coin offerings; our ability to develop, establish and maintain strong brands; the effects of current and future government regulation, including laws and regulations regarding the use of the internet, privacy and protection of user data and blockchain and cryptocurrency technologies; our ability to manage our partnerships and strategic alliances, including the resolution of any material disagreements and the ability of our partners to satisfy their obligations under these arrangements; our ability to effectively consummate one or more strategic alternatives with respect to our non-core properties; our reliance on our executive officers; and our ability to release new applications on schedule or at all, as well as our ability or improve upon existing applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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PEERSTREAM, INC
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(1,865,015)	$(1,484,964)	$(2,673,670)	$(2,522,669)
Interest expense (income), net	(16,772)	4,845	(19,710)	(31,968)
Other income, net	-	18,000	-	18,000
Income tax expense	15,500	-	15,500	-
Depreciation and amortization expense	527,336	544,098	1,048,514	1,095,922
Loss on disposal of property and equipment	-	17,074	-	17,074
Change in fair value of digital tokens	1,959,404	-	1,959,404	-
Stock-based compensation expense	403,385	384,585	792,600	694,287
Adjusted EBITDA	$1,023,838	$(516,362)	$1,122,638	$(729,354)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net loss adjusted to exclude interest expense (income), net, income tax expense, other income, net, depreciation and amortization expense, loss on disposal of property and equipment, change in fair value of digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;
●	Adjusted EBITDA does not reflect our working capital requirements;
●	Adjusted EBITDA does not reflect the change in fair value of digital tokens;
●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

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PEERSTREAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,738,837	$4,137,050
Credit card holdback receivable	111,666	140,789
Accounts receivable, net of allowances and reserves of $39,686 and $42,006, respectively	220,740	479,148
Prepaid expense and other current assets	433,212	228,296
Total current assets	8,504,455	4,985,283
Property and equipment, net	576,474	622,712
Goodwill	13,086,472	13,086,472
Intangible assets, net	3,078,067	3,920,443
Digital tokens, at fair value	1,408,723	-
Other receivables	53,173	52,267
Other assets	62,270	97,270
Total assets	$26,769,634	$22,764,447

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,275,843	$2,374,253
Accrued expenses and other current liabilities	278,244	405,646
Deferred subscription revenue	2,389,799	2,553,826
Deferred technology service revenue	6,276,095	-
Total current liabilities	11,219,981	5,333,725
Total liabilities	11,219,981	5,333,725
Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; and 6,882,316 shares and 6,881,794 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	6,883	6,882
Additional paid-in capital	19,139,514	18,346,914
Accumulated deficit	(3,596,744)	(923,074)
Total stockholders’ equity	15,549,653	17,430,722
Total liabilities and stockholders’ equity	$26,769,634	$22,764,447

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PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Subscription revenue	$4,984,602	$5,742,707	$10,411,225	$11,966,391
Advertising revenue	314,753	496,882	636,180	992,149
Technology service revenue	2,092,032	-	2,092,032	-
Total revenues	7,391,387	6,239,589	13,139,437	12,958,540
Costs and expenses:
Cost of revenue	1,379,706	1,242,819	2,391,733	2,524,324
Sales and marketing expense	1,492,875	2,135,951	2,882,867	4,366,443
Product development expense	1,924,898	2,206,440	4,073,813	4,417,785
General and administrative expense	2,500,791	2,116,498	4,509,500	4,186,625
Total costs and expenses	7,298,270	7,701,708	13,857,913	15,495,177
Income (loss) from operations	93,117	(1,462,119)	(718,476)	(2,536,637)
Interest income (expense), net	16,772	(4,845)	19,710	31,968
Other (expense) income, net	-	(18,000)	-	(18,000)
Changes in fair value of digital tokens	(1,959,404)	-	(1,959,404)	-
Loss before provision for income taxes	(1,849,515)	(1,484,964)	(2,658,170)	(2,522,669)
Provision for income taxes	(15,500)	-	(15,500)	-
Net loss	$(1,865,015)	$(1,484,964)	$(2,673,670)	$(2,522,669)
Net loss per share of common stock:
Basic and diluted	$(0.27)	$(0.22)	$(0.39)	$(0.38)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic and diluted	6,882,316	6,715,574	6,882,316	6,715,246

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PEERSTREAM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,673,670)	$(2,522,669)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	206,138	253,547
Amortization of intangible assets	842,376	842,375
Loss on disposal of property and equipment	-	17,074
Stock-based compensation expense	792,600	694,287
Reconciliation of shares issued in stock-based compensation arrangement	1	19,800
Accrued interest from notes receivables issued to employees	-	(2,680)
Bad debt expense	8,552	-
Digital tokens received as payment for services	(3,368,127)	-
Changes in fair value of digital tokens	1,959,404	-
Changes in operating assets and liabilities:
Credit card holdback receivable	29,123	3,209
Accounts receivable	249,856	312,600
Prepaid expenses and other current assets	(204,916)	640,695
Other assets and other receivables	34,094	(5,485)
Accounts payable, accrued expenses and other current liabilities	(225,812)	596,324
Deferred subscription revenue	(164,027)	(228,439)
Deferred technology service revenue	6,276,095	-
Net cash provided by operating activities	3,761,687	620,638
Cash flows from investing activities:
Purchases of property and equipment	(159,900)	(134,326)
Net cash used in investing activities	(159,900)	(134,326)
Cash flows from financing activities:
Payments of capital lease obligations	-	(34,289)
Net cash used in financing activities	-	(34,289)
Net increase in cash and cash equivalents	3,601,787	452,023
Balance of cash and cash equivalents at beginning of period	4,137,050	4,162,596
Balance of cash and cash equivalents at end of period	$7,738,837	$4,614,619
Supplemental disclosure of cash flow information:
Cash paid in interest	$-	$12,899
Cash paid in taxes	$81,661	$26,210

SOURCE: PeerStream, Inc.

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